                               AMENDMENT NO. 3 TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment Agreement") is effective as of this 31st day of December, 1998, by and among BOLLE INC., a Delaware corporation having its chief executive office in Rye, New York (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America ("NationsBank"), in its capacity as agent for the Lenders (as defined below) (in such capacity, the "Agent"), and each of the Lenders executing and delivering a signature page hereto.


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Borrower, the Agent and the lenders from time to time party thereto (the "Lenders") have entered into that certain Second Amended and Restated Credit Agreement dated as of March 11, 1998, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of May 29, 1998, and by Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of November 30, 1998 (as heretofore and hereby amended, and as from time to time further amended, modified, supplemented or restated, the "Credit Agreement"), pursuant to which the Lenders have made available to the Borrower a term loan facility and a revolving credit facility, including a letter of credit facility; and

         WHEREAS, the Borrower, the Agent and the Lenders have agreed that the Credit Agreement be amended as set forth herein upon the terms and conditions also set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereto do hereby agree as follows:

         1. Definitions. Any capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         2. Amendment to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

                  (a) The table appearing in the definition of "Applicable Margin" and "Applicable Unused Fee" is amended and restated in its entirety as follows:

                                  Applicable Margin        Applicable
                                Fixed Rate Loans and         Margin
       Consolidated             for Letter of Credit           for            Applicable
      Leverage Ratio                     Fees             Base Rate Loans     Unused Fee
--------------------------      ---------------------     ---------------     ----------
Greater than 3.00 to 1.00               3.00%                1.50%             .500%

Less than or equal to 3.00              2.00%                .500%             .375%
to 1.00 but greater than
2.50 to 1.00

Less than or equal to 2.50              1.25%                   0%             .250%
to 1.00 but greater than
2.00 to 1.00

Less than or equal to 2.00              1.00%                   0%             .250%
to 1.00

                  (b) The definitions of "Excess Cash Flow" and "Total Revolving Credit Commitment" in Section 1.2 are amended and restated in their entirety as follows:


                           "Excess Cash Flow" means, with respect to the
                  Borrower and its Subsidiaries for any Fiscal Year, the difference of (i) Consolidated EBITDA for such period (including therein any net gain or loss, as applicable, of an extraordinary nature otherwise excluded from the calculation thereof in the definition of "Consolidated Net Income") minus
                  (ii) the sum of (A) the Change in Consolidated Working Capital as at the end of such Fiscal Year, provided any positive Change in Consolidated Working Capital shall not exceed $2,500,000 for any Fiscal Year, plus (B) Capital Expenditures, plus (C) Consolidated Interest Expense, plus (D) required principal payments on Consolidated Funded Indebtedness and optional prepayments of the Term Loan, plus (E) taxes on income accrued during such period, plus (F) all cash paid as part of the cost of any Acquisition plus (G) all amounts included in the calculation of Consolidated EBITDA for the purposes of this definition to the extent such amounts are Net Proceeds subject to the mandatory prepayment provisions of
                  Section 2.6(a), (b) or (e) hereof or such amounts are Net Proceeds which were applied as a mandatory prepayment pursuant to Section 3 of Amendment No. 3 to Second Amended and Restated

                  Credit Agreement among all the parties hereto dated as of December 31, 1998;

                           "Total Revolving Credit Commitment" means $16,337,700
                  as reduced from time to time in accordance with Sections 3.6 and 3.7 hereof;

                  (c) Section 1.2 of the Credit Agreement is hereby amended by adding each of the following definitions in their proper alphabetical order in the Credit Agreement:

                           "Year 2000 Compliant" means all computer applications
                  of the Borrower and its Subsidiaries (including those affected by information received from its suppliers and vendors) that are material to the Borrower's or any of its Subsidiaries' business and operations will, not later than September 30, 1999, be able to perform, and will have been tested successfully to perform, properly date-sensitive functions involving all dates on and after January 1, 2000;

                           "Year 2000 Problem" means the risk that computer
                  applications used by the Borrower or any of its Subsidiaries (including those affected by information received from its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

                  (d) Section 2.2 is hereby amended and restated in its entirety as set forth below:

                           SECTION 2.2 PAYMENT OF PRINCIPAL. Subject to
                  mandatory and optional prepayments provided for in Sections
                  2.5 and 2.6 hereof, the principal amount of the Term Loan shall be repaid quarterly, commencing with the quarter ending June 30, 1999, in the French Franc amounts of the Term Loan, and on the dates, set forth below; provided, however, that the entire amount of Term Loan Outstandings shall be due and payable in full on the Term Loan Termination Date:

                           Due Date                     Amount
                           --------                     ------
                           June 30, 1999                FF 1,400,000
                           September 30, 1999           FF 1.400,000
                           December 31, 1999            FF 1,400,000
                           March 31, 2000               FF 1,410,621
                           June 30, 2000                FF 1,410,621

                           September 30, 2000           FF 1,410,621
                           December 31, 2000            FF 1,410,621
                           March 31, 2001               FF 1,410,621
                           June 30, 2001                FF 1,410,621
                           September 30, 2001           FF 1,410,621
                           December 31, 2001            FF 1,410,621
                           March 31, 2002               FF 1,410,621
                           June 30, 2002                FF 1,410,621
                           September 30, 2002           FF 1,410,621
                           December 31, 2002            FF 1,410,621
                           March 11, 2003               All remaining principal
                                                        amount outstanding

                  (e) Section 2.6 is hereby amended and restated in its entirety as set forth below:

                  SECTION 2.6 MANDATORY PREPAYMENTS. In addition to the required payments of principal of the Term Loan set forth in Section 2.2 hereof and any optional payments of principal of the Term Loan effected under
         Section 2.5 hereof, the Borrower shall make the following required prepayments commencing January 1, 1999, each such payment to be made to the Agent for the benefit of the Lenders within the time period specified below in the FF Equivalent Amount of the amount due:

                            (a) Asset Dispositions. The Borrower shall make, or
                   shall cause each applicable Subsidiary to make, a prepayment from the Net Proceeds of any Asset Disposition resulting in Net Proceeds which (i) exceed $150,000 for any single or series of related transactions or (ii) when aggregated with all other Net Proceeds from Asset Dispositions received during any Fiscal Year exceed $300,000, in each case, in an amount equal to one hundred percent (100%) of such Net Proceeds in excess of such threshold amounts. Each such prepayment shall be made within five (5) Business Days of receipt of such Net Proceeds and upon not less than three
                   (3) Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of Net Proceeds. Notwithstanding the foregoing, however, there shall be excluded from the calculation of the Net Proceeds for any payment required under this Section 2.6(a) 100% of the Net Proceeds from any disposition of the investments or other assets of the Borrower or any Subsidiary which are made in accordance with
                   Section 2.6(e) below.

                            (b) Equity Offerings. In the event that the
                   Consolidated Leverage Ratio exceeds 2.50 to 1.00 for the most recently ended Four-Quarter Period preceding any Equity Offering, the Borrower shall make a prepayment from the Net Proceeds of such Equity Offering in an amount equal to the lesser of (i) 100% of such Net Proceeds or (ii) the amount of such Net Proceeds which would result in a Consolidated Leverage Ratio equal to 2.50 to 1.00 after giving pro forma effect to such prepayment for such Four-Quarter Period. Each such prepayment shall be made within five (5) Business Days of receipt of such Net Proceeds and upon not less than three
                   (3) Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of Net Proceeds.

                            (c)     Reserved.

                            (d) Excess Cash Flow. The Borrower shall make a
                   prepayment on April 15 of each year in the amount equal to fifty percent (50%) of the Borrower's Excess Cash Flow for the Fiscal Year ended immediately prior thereto, commencing with the Fiscal Year ending December 31, 1998. Each such prepayment shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing Excess Cash Flow.

                             (e) Investment Net Proceeds. The Borrower shall
                   make a prepayment of (i) 100% of the Net Proceeds from the disposition of shares of Accessories Associates common stock received upon the exchange of the AAi Preferred Stock in connection with or subsequent to the Accessories Associates IPO and (ii) 100% of the Net Proceeds from (A) the redemption or any other disposition by the Borrower (except as provided for in (i) immediately above) of the AAi Preferred Stock after application of such Net Proceeds in compliance with the terms of the Bill of Sale and/or (B) if less than $1,000,000 of such Net Proceeds as set forth in (A) immediately above is available for a prepayment hereunder, the Borrower shall immediately seek an equity or capital investment therein and prepay hereunder on the next Business Day after the receipt of such investment an amount of the gross proceeds of such an equity investment in the Borrower which, together with the Net Proceeds available under (A) immediately available for a prepayment hereunder, equals $1,000,000 (such prepayment pursuant to this Subsection 2.6(e), the "AAi Prepayment"). Each such prepayment shall be made within five (5) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business Days= written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of Net Proceeds.

           All mandatory prepayments shall be applied pro rata to the scheduled installments of principal remaining outstanding under the Term Loan pursuant to Section 2.2 hereof (as adjusted to give effect to any prior payments or prepayments of principal). If as a result of the making of any payment required to be made pursuant to this Section 2.6 the Borrower would incur costs pursuant to Section 5.5 hereof in excess of $5,000, it may deposit the amount of such payment with the Agent, for the benefit of the Lenders, in a cash collateral account with and in the name of the Agent established for such purpose pursuant to the terms of a Cash Collateral Account Agreement, as to which the Agent shall have exclusive control, until the end of the applicable Interest Period at which time such payment shall automatically be made. Any prepayment of the Term Loan pursuant to this Section 2.6 other than on the last day of an Interest Period which is not subject to escrow pursuant to the immediately preceding sentence shall be accompanied by the additional payment, if any, required by Section 5.5 hereof. If at any time all Term Loan Outstandings shall be paid in full, the prepayment requirements of this Section 2.6 shall continue and all such payments shall be applied to permanently reduce the Revolving Credit Commitment pursuant to Section 3.6(b).

           (f) Sections 9.1(c), 9.1(d), 9.1(e) and 9.1(f) are hereby redesignated to be Sections 9.1(d), 9.1(e), 9.1(f) and 9.1(g) and a new
Section 9.1(c) is hereby added to the Credit Agreement as set forth below:

                             (c) as soon as practical and in any event within
                   25 days after the end of each month during 1999 other than January, and not later than March 25, 1999 with respect to January, deliver to the Agent and each Lender (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such month, and the related consolidated and consolidating statements of earnings and cash flow for such month and for the period from the beginning of the Fiscal Year through the end of such month, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such month and the results of their operations for such month, in conformity with the standards set forth in Section 8.6(a) with respect to interim financial statements and the standards utilized in preparation of the interim financial statements required to be delivered pursuant to Section 9.1(b) above;

           (g) The Credit Agreement is hereby amended by adding the following new Section 8.21:

                           SECTION 8.21 YEAR 2000 PROBLEM. The Borrower and its Subsidiaries have (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by information received from suppliers and vendors) that could reasonably be expected to be adversely affected by the Year 2000 Problem, (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. The Borrower reasonably believes that all computer applications including those affected by information received from its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will, no later than September 30, 1999, be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

           (h) The Credit Agreement is hereby amended by adding the following new Section 9.23:

                            SECTION 9.23 YEAR 2000 COMPLIANCE. The Borrower will
            promptly notify the Administrative Agent and the Lenders in the event the Borrower discovers or determines that any computer application (including those affected by information received from its suppliers and vendors) that is material to its or any of its Subsidiaries= business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

           (i) Section 11.1 is hereby amended by deleting such section in its entirety and replacing it with the following:

                            SECTION 11.1 CONSOLIDATED FIXED CHARGE RATIO. Permit
             at any time during the periods set forth below, the Consolidated Fixed Charge Ratio at the end of each such period to be greater than the ratio set forth opposite such period set forth below:

             The three fiscal quarters ending
                      September 30, 1999 (annualizing the
                      numerator thereof by dividing the
                      difference of Consolidated EBITDA
                      less Capital Expenditures for such
                      three fiscal quarters by 3/4)                1.25 to 1.00
             The Four-Quarter Periods ending
                      December 31, 1999 and
                      March 31, 2000                               1.25 to 1.00
             Each Four-Quarter Period thereafter                   1.50 to 1.00

             (j) Section 11.2 is hereby amended by deleting such section in its entirety and replacing it with the following:

                      SECTION 11.2. CONSOLIDATED LEVERAGE RATIO. Permit at any
             time during the periods set forth below, the Consolidated Leverage Ratio at the end of each such period to be greater than the ratio set forth opposite such period set forth below:

             The three fiscal quarters ending
                      September 30, 1999 (annualizing the
                      denominator thereof by dividing
                      Consolidated EBITDA for such three
                      fiscal quarters by 3/4)                      3.35 to 1.00
             The Four-Quarter Periods ending
                      December 31, 1999 and
                      March 31, 2000                               3.35 to 1.00
             The Four-Quarter Periods ending June 30,
                      2000 and September 30, 2000                  3.00 to 1.00
             Each Four-Quarter Period thereafter                   2.50 to 1.00

             (k) Section 11.3 is hereby amended to delete the words "the Closing Date" appearing on the second line thereof and to substitute in lieu thereof the date "December 31, 1998."

             (l) A new Section 11.5 is hereby added to the Credit Agreement as set forth below:

                      SECTION 11.5 CONSOLIDATED EBITDA. Permit at any time during any period of the Borrower ending below, Consolidated

                  EBITDA at the end of such period to be less than the amount set forth opposite such period below:

                           Period                  Consolidated EBITDA
                           ------                  -------------------
                   Three months ending                  $  760,000
                      March 31, 1999

                   Three months ending                  $1,500,000
                      June 30, 1999

         3. Sale of Capital Stock of Eyecare Products. The Borrower hereby agrees with the Agent and the Lenders that not later than February 28, 1999 it will sell all shares of capital stock of Eyecare Products it owns, beneficially or of record, and receive ,3,104,416.95 (not less than $4,900,000 on a Dollar equivalent basis) in Net Proceeds therefrom and notwithstanding anything in
Section 2.6 to the contrary, that (i) FF 17,929,600 (the Dollar Equivalent Amount of $3,000,000) of the Net Proceeds shall be applied as a mandatory prepayment of the scheduled installments of principal remaining outstanding under the Term Loan pursuant to Section 2.2 hereof (as adjusted to give effect to any prior payments or prepayments of principal), accompanied by the additional payment, if any, required by Section 5.5 of the Credit Agreement in connection with such prepayment and the amendment and restatement of Section 2.2 of the Credit Agreement in Section 2(d) of this Amendment Agreement is made after giving effect to such prepayment and (ii) the remainder of such Net Proceeds shall be available to Borrower for working capital needs and general corporate purposes and will not be applied as a mandatory prepayment of any Loan.

         4. Representations, Warranties and Covenants. By its execution and delivery of this Amendment Agreement, the Borrower represents and warrants to the Agent and the Lenders as follows:

                  (a) The representations and warranties made by Borrower in
         Article VIII of the Credit Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial statements of the Borrower received by the Agent and the Lenders under Section 9.1 of the Credit Agreement except as set forth in the draft financial statements of the Borrower delivered to the Agent and the Lenders in compliance with Section 12(iii) of this Amendment Agreement (the "Draft 1998 Statements"); and

                  (c) No event has occurred and is continuing which constitutes, and no condition exists which upon the consummation of the transaction and amendments of the Credit Agreement contemplated hereby would constitute, a Default or an Event of Default on the part of the Borrower under the Credit Agreement.

         The Borrower also covenants and agrees with the Agent and the Lenders that the financial statements to be delivered by the Borrower in compliance with
Section 9.1(a) of the Credit Agreement for the Fiscal Year ended December 31, 1998 will not vary in any material respects from the Draft 1998 Statements, and all parties hereto agree that any such variance in any material respect shall constitute an Event of Default under the Credit Agreement.

         5. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in this Amendment Agreement, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         6. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms. Each Guarantor hereby acknowledges and agrees to the amendments of the Credit Agreement set forth herein and hereby confirms and ratifies in all respects the Guaranty and enforceability of the Guaranty against such Guarantor in accordance with its terms.

         7. Counterparts. This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

         8. Governing Law. This Amendment Agreement shall in all respects be governed by the laws and judicial decisions of the state of New York, without giving effect to the conflict of laws provisions thereof.

         9. Enforceability. Should any one or more of the provisions of this Amendment Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         10. Credit Agreement. All references in any of the Loan Documents to the "Credit Agreement" shall mean the Credit Agreement as amended hereby.

         11. Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of each of the Borrower, the Lenders and the Agent and their respective successors, assigns and legal representatives; provided, however, that the Borrower, without the prior consent of the Agent and each of the Lenders, may not assign any rights, powers, duties or obligations hereunder.

         12. Conditions Precedent. The effectiveness of this Agreement shall be conditioned upon (i) the Borrower and the Required Lenders executing and delivering to the Agent a fully-executed counterpart of this Amendment Agreement and such further documentation as is necessary to carry out the terms of this Agreement, (ii) the Borrower paying an amendment fee to each Lender in an amount equal to .25% of the sum of such Lender's Revolving Credit Commitment and Term Loan Commitment after giving effect to the reduction of the Term Loan Commitments resulting from mandatory prepayments made pursuant to Section 3 hereof, and (iii) the Borrower delivering to the Agent and each Lender the current draft of its consolidated balance sheet and income statement as of and for the Fiscal Year ended December 31, 1998.



                            [SIGNATURE PAGES FOLLOW.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                            BORROWER:

                                            BOLLE INC.



                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------



                                            LENDERS:

                                            NATIONSBANK, NATIONAL ASSOCIATION as
                                            Agent for the Lenders and as a
                                            Lender


                                            By:
                                               --------------------------------
                                            Name: Susan Timmerman
                                            Title: Senior Vice President





                                 AMENDMENT NO.3
                             SIGNATURE PAGE 1 OF 2

                                            BANK BOSTON, N.A.


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                            CREDIT AGRICOLE INDOSUEZ


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                            EUROPEAN AMERICAN BANK


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                            IMPERIAL BANK


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                            NATIONAL CITY BANK OF KENTUCKY


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                 AMENDMENT NO.3
                             SIGNATURE PAGE 2 OF 2